HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

                                                       (801) 532-2200
Member of AICPA Division of Firms                Fax (801) 532-7944
Member of SECPS                               345 East Broadway, Suite 200
Member of Summit International Associates      Salt Lake City, Utah 84111-2693




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Mortgage Professionals Lead Source, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated July 26, 2001 with respect to the financial statements of Mortgage Professionals Lead Source, Inc. as of July 20, 2001 and for the period from February 16, 2001 (date of inception) through July 20, 2001 included in the Registration Statement on Form SB-1/A (Second Amended) and related Prospectus of Mortgage Professionals Lead Source, Inc. for the registration of 200,000 shares of common stock (the ARegistration Statement@). We also consent to the use of our name in the AExperts@ section of this Registration Statement.


                                HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
July 30, 2001